CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE VIP TRUST

         The undersigned Trustees
of Delaware VIP
         Trust, a Delaware
statutory trust (the Trust),
         constituting a majority of
the Board of
         Trustees of the Trust (the
Trustees), do hereby  certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the Declaration
of Trust), Article VII, Section 2
of the Declaration of Trust is
hereby amended by deleting the
second sentence of Section 2(a) in
its entirety and replacing it with
the following sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the By Laws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware VIP
Trust, certify as to
      the above as of the 15th day
of November,
      2006.

Patrick P. Coyne___________________
Patrick P. Coyne
Trustee

Ann R. Leven
_______________________
Ann R. Leven
Trustee

Thomas L. Bennett
___________
Thomas L. Bennett
Trustee

Thomas F.
Madison___________________
Thomas F. Madison
Trustee

John A. Fry   _____________________
John A. Fry
Trustee

Janet L.
Yeomans_____________________
Janet L. Yeomans
Trustee

Anthony D. Knerr_________________
Anthony D. Knerr
Trustee

J. Richard
Zecher_____________________
J. Richard Zecher
Trustee

Lucinda S. Landreth_______________
Lucinda S. Landreth
Trustee


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